Exhibit 99

Joint Filer Information

Each of the following joint filers has designated Comcast Corporation as the “Designated Filer” for purposes of the attached Form 4:

1.	Comcast Bidco Holdings Ltd. Sky Central Grant Way Isleworth, Middlesex X0 TW7 5QD
2.	Comcast Bidco Ltd. Sky Central Grant Way Isleworth, Middlesex X0 TW7 5QD
3.	Sky Ltd. Sky Central Grant Way Isleworth, Middlesex X0 TW7 5QD
4.	Sky UK Ltd. Sky Central Grant Way Isleworth, Middlesex X0 TW7 5QD
5.	Sky Ventures Ltd. Sky Central Grant Way Isleworth, Middlesex X0 TW7 5QD

Date of Event Requiring Statement: December 31, 2020

Issuer Name and Ticker or Trading Symbol: fuboTV Inc. /FL [FUBO]

COMCAST BIDCO HOLDINGS LTD.

By:	/s/ Thomas J. Reid
Name: Thomas J. Reid
Title: Director

COMCAST BIDCO LTD.

By:	/s/ Thomas J. Reid
Name: Thomas J. Reid
Title: Director

SKY LTD.

By:	/s/ Thomas J. Reid
Name: Thomas J. Reid
Title: Director

SKY UK LTD.

By:	/s/ Robert Eatroff
Name: Robert Eatroff
Title: Authorized Attorney

SKY VENTURES LTD.

By:	/s/ Robert Eatroff
Name: Robert Eatroff
Title: Authorized Attorney

Date: January 5, 2021